THIRD AMENDMENT TO DEVON
OEI OPERATING, INC.
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated)

     WHEREAS, Devon OEI Operating, Inc. (the “Company”) maintains the Devon OEI Operating, Inc. Executive Supplemental Retirement Plan (the “Plan”); and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of April 29, 2003:

1. Section 1.01(15) is amended by adding thereto a sentence to read as follows:

“Notwithstanding the foregoing, in lieu of an annuity a Member shall receive an amount equal to 100% of the Actuarial Equivalent of his vested Accrued Benefit paid in a single lump sum, provided the Member has consented in his Membership Agreement to the Company funding only the vested portion of his Accrued Benefit following a Change of Control.”

2. Section 8.01 is amended by adding after the first sentence thereof a new sentence to read as follows:

“Notwithstanding the foregoing, the Company shall be required to fully fund only the vested portion of a Member’s Accrued Benefit if the Member consents to such reduced funding in his Membership Agreement.”

3. As amended hereby, the Plan is specifically ratified and reaffirmed.

EXECUTED effective this April 29, 2003.

DEVON OEI OPERATING, INC.

By:__________________
Name:________________
Title:_________________